Exhibit 10.10

TRANSLATION

OF

SHARE TRANSFER AGREEMENT OF E-FUTURE (BEIJING) TORNADO INFORMATION TECHNOLOGY, INC.

Transferor: Dafu Zou

Transferee: Johnson Li

With regard to the share transfer of E-Future (Beijing) Tornado Information Technology, Inc., Mr. Dafu Zou and Mr. Junfeng Li agree as follows:

1.	Mr. Dafu Zou agrees to transfer all of his 20% shares, or capital contribution of RMB 100,000, of E-Future (Beijing) Tornado Information Technology, Inc. to Mr. Junfeng Li.

2.	Junfeng Li agrees to purchase the aforementioned shares.

3.	The consideration for the share transfer is RMB100,000.

4.	The formal share transfer date shall be July 3, 2000, as of which the transferor won’t take rights and undertake obligations of the company with his capital contribution in the company, while the transferee will take rights and undertake obligations of the company with his capital contribution in the company.

This Agreement shall enter into effect as of the date of signatures of both parties.

Transferor:	/s/ Dafu Zou
Dafu Zou

Transferee:	/s/ Junfeng Li
Junfeng Li

Date: July 3, 2000